Exhibit 99.1

U.S. GoldMining Completes 2025 Exploration Program
at the Whistler Gold-Copper Project, Alaska.

Anchorage, Alaska – October 13, 2025 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to provide an update on the exploration program recently completed at its 100% owned Whistler Gold-Copper Project (the “Whistler Project” or “Project”). The 2025 exploration program focused on targeting continued growth through developing new drill targets at the Whistler Orbit and Muddy Creek prospect areas.

2025 Project Advancements:

●	The Company’s 2025 exploration program, which was extended to achieve maximum coverage of ‘scout’ drilling over the Whistler – Raintree mineral system has now concluded, with all programs completed safely and on schedule.

○	A total of 169 scout auger drill holes were completed on a systematic grid pattern over the ‘Whistler Orbit’, an area of approximately 7.5 km by 4.5 km comprising a cluster of porphyry targets surrounding the existing Whistler and Raintree gold-copper porphyry deposits.

○	Multiple occurrences of new porphyry intrusive rock have been mapped from top-of-bedrock scout drilling within the Whistler Orbit.

○	Scout drilling determined that much of the till overburden in the Whistler Orbit is shallower than previously interpreted, which is a positive indication that targets identified in auger drilling may be close to the surface.

○	Assays of basal till and top-of-bedrock samples are pending.

●	Mapping and systematic surface geochemical sampling of the Muddy Creek intrusion related gold system has been completed successfully.

○	Mapping identified new zones of increased quartz vein density in altered volcano-sedimentary host rocks peripheral to granodioritic intrusions, a key diagnostic feature of intrusion related gold systems (e.g. Kinross Gold Corporation’s ‘Fort Knox’ gold mine and Snowline Gold Corp’s ‘Valley’ gold deposit).

○	Six mapping and sampling transects were completed across the gossanous outcrops in the Muddy Creek area, covering a total area of 5 km by 2.5 km. A total of 106 rock grab samples and 7 silt samples were collected. Assay results are pending. Mapping also identified veins containing abundant to massive sulphides, including antimony – bearing minerals.

●	U.S. GoldMining applauds the recent decision of the U.S. Federal Government to approve the Ambler Road in north central Alaska. This pivotal decision highlights a significant shift in policy towards supporting responsible resource development in Alaska.

●	The Company continues to advance its previously announced initial assessment study (“PEA”) for the Project (see news release dated June 9, 2025) with the objective of defining a potential economic base-case mining opportunity.

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “We are pleased to have successfully completed our 2025 exploration program at the Whistler Project in line with our objective to develop a pipeline of targets for potential future discoveries that will underpin growth opportunities for the Project. We also welcome the recent U.S. Federal decision to approve the Ambler Road in north central Alaska, which further supports our belief that the prevailing political tailwinds at all levels of government will help to expedite the successful permitting and ultimate development of the proposed West Susitna Access Road, which is expected to connect the Company’s 100% owned Whistler Gold-Copper Project to transportation infrastructure near Anchorage, Alaska. We look forward to providing further updates on results from our 2025 exploration program as they become available.”

Figure 1 The Whistler Project, containing three gold ± copper ± silver mineral systems: Whistler – Raintree, which contains the existing Whistler and Raintree deposits; Island Mountain which contains the namesake gold deposit and several additional undrilled targets; and Muddy Creek which contains potential for discovery of an intrusive related gold system.

2025 Whistler Exploration Program Details

The Company mobilized field teams to the Project in early August 2025, commencing with drill pad clearing followed by mobilization of scout drilling equipment. The scout drilling program over the Whistler Orbit target area (see Figure 2) initially commenced at the ‘Big White’ target area located north of Whistler Deposit, and transitioned to the ‘Raintree’ and ‘Mammoth’ target areas over subsequent weeks. The drill recently completed the summer field season drilling campaign with grid scout drilling over the ‘Hotfoot’ target area south of Whistler and Raintree deposits.

The program comprises shallow ‘base of till/ top-of-bedrock auger’ drilling, utilizing a small mobile ‘shock auger’ drill which specializes in penetrating unconsolidated till deposits to rapidly and cost effectively test multiple near surface target areas. The drill intersected multiple occurrences of porphyry intrusive rocks in top-of-bedrock drill sampling, which had not been identified previously. Assays for basal till and top-of-bedrock samples collected from the drilling are pending, which will provide geochemical data to potentially vector towards the most fertile targets for deeper follow up diamond core drill testing in 2026. The Company has defined over 25 individual potential exploration targets within the Whistler – Raintree mineral system (see news release dated May 27, 2025), comprising geophysical signatures similar to the known Whistler deposit.

At the Muddy Creek target area, historic exploration included reconnaissance rock chip sampling which returned 73 samples that assayed >1 gram per tonne gold (“g/t Au”), including 20 samples which assayed >10 g/t Au, and peak values of 111.50 g/t Au, 69.13 g/t Au and 56.6 g/t Au (see news release dated June 16, 2025). Follow-up sampling and mapping in 2025 aimed to define zones of higher density quartz veining and develop geochemical pathfinders to bedrock mineralization, with the overall objective to define targets for a future follow-up drilling program. Six mapping and sampling transects were completed across the gossanous outcrops in the Muddy Creek area, covering a total area of 5 km by 2.5 km. A total of 106 rock grab samples and 7 silt samples were collected. Assay results are pending.

Figure 2 Map showing base of till and top-of-bedrock scout auger drill holes over the Whistler Orbit target area. Including the Big White, Mammoth, Raintree North and Hotfoot prospect areas. The planned drill holes accounted for potential glacial transport to help vector towards potential mineralization centers under cover.

Technical Information

For further information regarding the Project and the mineral resource estimates referenced herein, refer to the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, and the technical report titled “NI 43-101 2024 Updated Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, available under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

Outstanding Warrants

As of June 30, 2025, the Company had 1,740,992 outstanding share purchase warrants (the “Warrants”), with each Warrant exercisable into a common share of the Company, in accordance with their terms, at an exercise price of $13.00 per share and expiring April 24, 2026. The Warrants are listed on the Nasdaq Capital Market under the symbol “USGOW”. Investors requiring further information regarding the exercise of their Warrants should contact: (i) if the Warrants are held through a brokerage account or other nominee, such broker or nominee; and (ii) if the Warrants are held directly in registered form, the Warrant agent, Continental Stock Transfer and Trust Company, by email at compliance@continentalstock.com and following the instructions set forth in the applicable Warrant certificate. Warrant holders should also consult their financial and tax advisors regarding the financial and tax implications applicable to them prior to exercising Warrants.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska Mining claims totaling approximately 53,700 acres (217.5 square kilometers). The Whistler Project Mineral Resource Estimate comprises 294 Mt at 0.68 g/t AuEq for 6.48 Moz AuEq Indicated, plus 198 Mt at 0.65 g/t AuEq for 4.16 Moz AuEq Inferred.

Visit www.usgoldmining.us for more information, including high resolution figures.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Project, its planned exploration program and PEA and the Project’s exploration potential. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.